Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, please contact:

Joseph K. Jachinowski

President and Chief Executive Officer

IMPAC Medical Systems

(650) 623-8800

ir@impac.com

IMPAC Medical Systems Announces Review

of Revenue Recognition Policies and Postponement of

Previously Scheduled First Quarter Earnings Release

MOUNTAIN VIEW, CA, Feb. 5, 2004 – IMPAC Medical Systems, Inc. (NASDAQ:IMPC) announced today that it is reviewing its financial statements relating to the timing of its recognition of revenues during prior periods. Although IMPAC believes that none of the affected revenues are invalid, the review to date has uncovered timing issues that may affect the timing of revenue recognition and cause some previously recognized revenues to be shifted to later quarters or to be deferred and recognized in subsequent periods. No evidence has been uncovered to date to indicate any fraudulent behavior nor intent to mislead investors. In addition, no evidence indicates that customer receipts are impacted or that IMPAC’s reported cashflow will change. The review is continuing and is being performed at the direction of the Audit Committee of IMPAC’s Board of Directors. The review will include an examination of whether restatement of prior period financial statements is required. We cannot predict the timing or possible outcome of the review.

“In light of the seriousness with which we view corporate disclosure matters, we are moving aggressively to review our financial statements,” said Joseph K. Jachinowski, President and CEO of IMPAC. Mr. Jachinowski continued, “I want to emphasize that the matters under review relate to timing of revenue recognition, not the legitimacy of any transactions. Our business remains strong.”

IMPAC adopted SOP 97-2 in October 1999 for the purposes of revenue recognition. The issues under review do not arise from a change in IMPAC’s accounting practices over that period.

In light of these developments, IMPAC is postponing its first quarter 2004 earnings release and conference call. IMPAC will hold a conference call to discuss its operating results for the first quarter ended December 31, 2003 as well as the results of the review of its revenue recognition policies as soon as the review is completed.

About IMPAC Medical Systems Inc.

IMPAC Medical Systems, Inc. is a leading provider of specialized IT solutions that streamline both clinical and business operations to help improve the process of delivering quality patient care. With open integration to multiple healthcare data and imaging systems, IMPAC offers a comprehensive IT solution that includes specialized electronic charting, full-featured practice management, clinical laboratory management, and outcomes reporting. Supporting over 1,600 installations worldwide, IMPAC delivers practical solutions that deliver better overall communication, process efficiency and quality patient care. For more information about IMPAC Medical Systems’ products and services, please call 650-623-8800 or visit www.impac.com.

The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding the company’s expectations, beliefs, hopes, intentions or strategies regarding the future. Forward looking statements include statements regarding the company’s review of its revenue recognition policies, business strategy, timing of, and plans for, the introduction of new products and enhancements, future sales, market growth and direction, competition, market share, revenue growth, operating margins and profitability. All forward looking statements included in this document are based upon information available to the company as of the date hereof, and the company assumes no obligation to update any such forward looking statement. Actual results could differ materially from the company’s current expectations as a result of known and unknown risks and uncertainties. Factors that could cause or contribute to such differences include the company’s ability to expand outside the radiation oncology market or expand into international markets, lost sales or lower sales prices due to competitive pressures, ability to integrate its products successfully with related products and systems in the medical services industry, reliance on distributors and manufacturers of oncology equipment to market its products, and other factors and risks discussed in the company’s 10-K and other reports filed by the company from time to time with the Securities and Exchange Commission.